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                                                                     EXHIBIT 5.2
                                 PROMISSORY NOTE

$450,000.00                                                      August 17, 2001

         FOR VALUE RECEIVED, the undersigned, Pet Quarters, Inc., an Arkansas corporation with an office and principal place of business at 720 East Front Street, Lonoke, Arkansas ("Maker"), hereby unconditionally and irrevocably promises to pay to the order of C.D. Loe Jr. ("Holder"), or his assigns at ________________________________, the principal sum of FOUR HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($450,000.00), with interest thereon at the rate of eight and one quarter percent (8 1/4%) per annum or the maximum allowed by law, whichever is less, on February 17, 2002 (the "Maturity Date") pursuant to the conditions set forth herein.

         Maker hereby promises and agrees to pay to Holder at the address indicated above the principal sum of FOUR HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($450,000.00), together with interest thereon at the rate stated herein, in lawful money of the United States of America, on the Maturity Date. Interest shall accrue on the outstanding principal balance of this Promissory Note daily from the date of issuance indicated above until paid in full. All interest shall be calculated on the basis of a 365 day year, and it shall not compound. No payment of principal or interest is due under this Promissory Note prior to the Maturity Date, however, this Promissory Note may be prepaid in whole or in part at any time or from time to time prior to the Maturity date without premium or penalty. Any payment made to Holder prior to the Maturity Date shall be first credited to interest then to principal.

         ALL OF THE OBLIGATIONS OF MAKER UNDER THIS PROMISSORY NOTE ARE SECURED BY SECURITY INTERESTS GRANTED TO HOLDER IN THE SECURITY AGREEMENT BETWEEN MAKER AND HOLDER DATED AUGUST 17, 2001, SUBJECT TO THE RIGHTS OF THE PRIOR LENDERS, AS DISCUSSED THEREIN.

         For purposes of this Promissory Note, an "Event of Default" shall occur if Maker shall: (i) fail to pay the entire interest amount due and payable pursuant to the terms of this Promissory Note on the Maturity Date, (ii) fail to pay the entire principal amount of this Promissory Note when due and payable,
(iii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iv) make a general assignment of its assets for the benefit of creditors, or (v) allow any material proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

         Upon Default, Holder shall provide notice of such Default to Maker and Maker shall have forty-five (45) days from receipt of such notice (the "Cure Period") to cure such Default before Holder may proceed with any collection activities on this Promissory Note or foreclosure actions under the Security Agreement pursuant to which this Promissory Note is issued. In the event Maker is diligently pursuing to cure such Default, but such Default cannot be cured within the Cure Period, Maker shall have an additional ninety (90) days to cure such Default. In no event shall Maker have more than one hundred and thirty five days (135) (the "Extended Cure Period") to cure any Default under this Promissory Note. After expiration of the Extended Cure Period, Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

         Except as limited by the preceding paragraph, in the event that an Event of Default has occurred, Holder or any other holder of this Promissory Note may, by notice to Maker, declare this entire Promissory to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker. In the event that an Event of




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Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Holder.

         The nonexercise or delay by Holder or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by Holder, and no waiver on one (1) or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

         Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, Holder or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from Maker all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, the total of which, however, shall not exceed one percent (1%) of any outstanding and unpaid principal amount of the Note.

         All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or, if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

         This Promissory Note shall be binding upon the successors and assigns of Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of Holder.

         This Promissory Note shall be governed by and construed in accordance with laws of the State of Arkansas and any action to enforce the payments due under this Promissory Note, shall be brought in a court of competent jurisdiction within the State of Arkansas and in no other place.

IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of August _____, 2001.

                                      MAKER:

                                      PET QUARTERS, INC.


Attest:
                                      By:
                                         ---------------------------------------
                                          Steve Dempsey, Chief Executive Officer
By:
   --------------------------------
     Gregg Rollins, Secretary





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                               SECURITY AGREEMENT


         This SECURITY AGREEMENT is dated as of August 17, 2001, by and between PET QUARTERS, INC. an Arkansas corporation ("Borrower"), and C.D. LOE, JR. (collectively, "Lender").

         WHEREAS, Borrower has agreed to borrow and Lender has agreed to lend to Borrower, Four Hundred Fifty Thousand Dollars ($450,000); and

         WHEREAS, Borrower has agreed to grant Lender a security interest in the Collateral, as hereinafter defined; and

         WHEREAS, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in that certain Participating Loan Agreement by and between Borrower, various lenders, and Leonard E. Neilson, Attorney at Law, PC, dated as of May 14, 2001 (the "Participating Loan Agreement").

         NOW, THEREFORE, in consideration of the benefits accruing to Borrower, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby makes the following representations and warranties to Lender and hereby covenants and agrees with Lender as follows:

1.       Security for Borrower's Obligations

         This Agreement is for the benefit of Lender to secure the payment of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of Borrower, now existing or hereafter incurred under, arising out of or in connection with the issuance of the Promissory Note dated August 17, 2001, issued by Borrower to Lender (the "Promissory Note") and the due performance and compliance with the terms of the Promissory Note by Borrower (collectively, the "Secured Obligations").

2.       Definition of Collateral

         As used herein, the term "Collateral" shall mean all of the issued and outstanding shares of capital stock, at any time owned by Borrower of PQ ACQUISITIONS, INC., an Arkansas corporation ("Humboldt'). At no time shall the shares of Humboldt, owned by Borrower, be less than one hundred (100%) percent of the issued and outstanding shares of Humboldt. Borrower represents and warrants that on the date hereof that the Collateral constitutes one hundred (100%) percent of the issued and outstanding capital stock of Humboldt.

3.       Pledge of Collateral

         3.1      Pledge

         To secure the Secured Obligations and for the purposes set forth in
Section 1, Borrower (i) hereby grants to Lender a security interest in all of the Collateral pursuant to, in accordance with, and on parity with the security interest of prior lenders in the Participating Loan Agreement.




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         3.2      Subordinate Position

         Lender's rights to the Collateral and the proceeds therefrom shall be subordinate to the interest of the Bank as security for previous loans to Borrower, and on parity with numerous lenders as security for previous loans to Borrower.

4.       Lender's Rights

         Except as otherwise provided in the Promissory Note, Lender shall have the same rights, responsibilities and remedies as those lenders who are signatories to the Participating Loan Agreement and its related documents.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly elected officers, duly authorized, as of the date first above written.

                            BORROWER

                            Pet Quarters, Inc.


                            By:
                               ------------------------------------------
                                 Steve Dempsey, Chief Executive Officer


                            LENDER

                            C. D. Loe, Jr.


                            By:
                               ------------------------------------------
                                 C. D. Loe, Jr.


                            COLLATERAL AGENT:

                            Leonard E. Neilson, Attorney at Law, PC


                            By:
                               ------------------------------------------
                                 Leonard E. Neilson




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